UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2012

DECKERS OUTDOOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-22446	95-3015862
(Commission File Number)	(IRS Employer Identification No.)

495A South Fairview Avenue, Goleta, California	93117
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (805) 967-7611

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03              Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 12, 2012, the board of directors (the “Board”) of Deckers Outdoor Corporation (“Deckers”) adopted Amended and Restated Bylaws (the “Amended Bylaws”).  In addition to various technical and conforming changes, including changes to reflect statutory amendments to the Delaware General Corporate Law, the changes, among other things:

•                  Clarify that the Board shall have authority to designate the date and time for all meetings of stockholders, whether called by the Board or by stockholders.

•                  Reflect a recent change in Delaware law that permits the Board to set different record dates for determining which stockholders are entitled to notice of any meeting and which stockholders are entitled to vote at such meeting.  The record date for the notice to stockholders remains unchanged (not more than 60 days and not less than 10 days before the date of the meeting except or otherwise required by law).  The record date for determining which stockholders are entitled to vote at the meeting may be any date following the record date for notice, but on or before the date of the meeting.  This change in Delaware law allows corporations to address the so-called “empty-voting problem,” resulting when stockholders have a voting right for a particular meeting but, because of a sale of the shares following the record date, no longer hold an economic interest in the corporation at the time of the meeting.

•                  Clarify that a stockholder providing advance notice of its intent to bring business or nominate directors at a meeting must be a stockholder of record both at the time the notice is given and at the time of such meeting, whether an annual meeting or special meeting.

•                  Provide that, in the event that the number of directors to be elected to the Board is increased and there has been no public announcement naming all of the nominees for director or indicating the increase in the size of the Board made by the Corporation at least ten (10) days before the last day a stockholder may deliver a notice of nomination in accordance with the advance notice provisions in the Amended Bylaws, then a stockholder’s notice required in the bylaw shall also be considered timely with respect to nominees for such new positions created by the increase, if it shall be received by the Corporate Secretary of Deckers not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by Deckers.

•                  Provide that a majority of the “Whole Board” shall have the right to adopt a resolution to fix the authorized number of directors of Deckers between the range of one (1) to nine (9) directors, and to define “Whole Board” as the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships.

•                  Require that vacancies on the Board and newly created directorships may only be filled by directors.

•                  Provide that special meetings of the Board must be called upon the request of a majority of the Whole Board, rather than any two (2) members of the Board.

•                  Provide that each committee of the Board may consist of one (1) or more directors rather than two (2) or more directors.

•                  Include indemnification provisions that provide for advancement of expenses and rights of indemnitee to bring suit if an indemnification or advancement claim is not paid in full by Deckers.  In addition, clarify that the rights conferred upon indemnities shall be contract rights and continue as to an indemnitee who has ceased to be an officer or director, and any such changes to the provisions that adversely affect the rights of any indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

•                  Provide that in addition to any affirmative vote required by applicable law and any voting rights granted to or held by the holders of Deckers’ common or preferred stock, any amendments, alternations, repeals or rescissions of any provisions of the Amended Bylaws must be approved either (A) by a majority of the Whole Board or (B) by the affirmative vote of the holders of not less than 66 2/3% of the voting power then outstanding.

The foregoing description is qualified in its entirety by the full text of the Amended Bylaws, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01              Exhibits.

(d)       Exhibits.  The following exhibit is attached to this Current Report on Form 8-K:

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Deckers Outdoor Corporation, as adopted by the Board of Directors on December 12, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Deckers Outdoor Corporation

Date: December 18, 2012	/s/ Thomas A. George
Thomas A. George,
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Deckers Outdoor Corporation, as adopted by the Board of Directors on December 12, 2012.